As filed with the Securities and Exchange Commission on August 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

COMPLETE SOLARIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-2279786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

45700 Northport Loop East

Fremont, CA 94538

(510) 270-2507

(Address of Principal Executive Offices, Including Zip Code)

Complete Solaria, Inc. 2023 Equity Incentive Plan

Complete Solaria, Inc. 2023 Employee Stock Purchase Plan

(Full Title of the Plan)

Thurman J. Rodgers

Chief Executive Officer

45700 Northport Loop East

Fremont, CA 94538

(510) 270-2507

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael Penney
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, New York 10019
(212) 836-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Complete Solaria, Inc. (the “Registrant”) is filing this Registration Statement for the purpose of registering (i) an additional 21,555,584 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”) and (ii) an additional 545,438 shares of Common Stock to be issued pursuant to the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”). The shares of Common Stock being registered pursuant to this Registration Statement are the same class as, and in addition to, other securities for which the Registration Statement on Form S-8 were filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2024 (File No. 333-276376) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the 2023 Plan and the 2023 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant are incorporated herein by reference (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, which are deemed not to be incorporated by reference into this Registration Statement):

●	Annual Report on Form 10-K for the fiscal year ended December 29, 2024 filed on April 30, 2025;

●	Quarterly Report on Form 10-Q for the quarter ended March 30, 2025 filed on May 19, 2025, and Quarterly Report on Form 10-Q for the quarter ended June 29, 2025 filed on August 13, 2025;

●	Current Reports on Form 8-K filed on January 27, 2025 (but only with respect to Item 5.02 thereof), March 12, 2025, May 2, 2025 (but only with respect to Item 3.01 and Item 9.01 thereof), June 2, 2025, July 16, 2025, July 21, 2025, July 28, 2025 and August 4, 2025; and

●	The description of capital stock set forth in the Description of Registrant’s Securities, filed as Exhibit 4.8 to the Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed on April 30, 2025.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”). Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation (the “Charter”) contains provisions limiting the liability of directors, and Complete Solaria’s bylaws (the “Bylaws”) provide that Complete Solaria will indemnify each of its directors and officers to the fullest extent permitted under Delaware law. Complete Solaria’s Charter and Bylaws also provide Complete Solaria’s Board with discretion to indemnify the Complete Solaria employees and other agents when determined appropriate by the Complete Solaria’s Board.

The Registrant has entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request.

The Registrant also maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. The Registrant believes these provisions in the Charter and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Complete Solaria, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 21, 2023)

4.2	Amended and Restated Bylaws of Complete Solaria, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 21, 2023)

4.3	Complete Solaria, Inc. 2023 Equity Incentive Plan, as amended (incorporated by reference to Appendix B to Registrant’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders filed on May 1, 2025)

4.4	Complete Solaria, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on July 24, 2023)

5.1*	Opinion of Arnold & Porter Kaye Scholer LLP

23.1*	Consent of Deloitte & Touche, LLP, independent registered public accounting firm

23.2*	Consent of BDO USA, P.C.

23.3*	Consent of Arnold & Porter Kaye Scholer LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

107*	Filing Fee Table

*	Filed herewith

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on August 21, 2025.

COMPLETE SOLARIA, INC.

By:	/s/ Thurman J. Rodgers
	Name:	Thurman J. Rodgers
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thurman J. Rodgers and Jeanne Nguyen as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration of common stock of the registrant under this registration statement, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to this registration statement, to any and all amendments or supplements to this registration statement and to any and all instruments or documents filed as part of or in connection with this registration statement or any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth on the dates indicated.

Signature	Title	Date

/s/ Thurman J. Rodgers	Chief Executive Officer and Director	August 21, 2025
Thurman J. Rodgers	(Principal Executive Officer)

/s/ Jeanne Nguyen	Chief Financial Officer	August 21, 2025
Jeanne Nguyen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Antonio R. Alvarez	Director	August 21, 2025
Antonio R. Alvarez

/s/ Adam Gishen	Director	August 21, 2025
Adam Gishen

/s/ Ronald Pasek	Director	August 21, 2025
Ronald Pasek

/s/ Tidjane Thiam	Director	August 21, 2025
Tidjane Thiam

/s/ Devin Whatley	Director	August 21, 2025
Devin Whatley

/s/ William J. Anderson	Director	August 21, 2025
William J. Anderson

/s/ Lothar Maier	Director	August 21, 2025
Lothar Maier

/s/ Jamie Haenggi	Director	August 21, 2025
Jamie Haenggi

/s/ J. Daniel McCranie	Director	August 21, 2025
J. Daniel McCranie